Exhibit 10.133

SECOND AMENDMENT TO
SERIES 2023-VFN1 INDENTURE SUPPLEMENT

This SECOND AMENDMENT TO SERIES 2023-VFN1 INDENTURE SUPPLEMENT, dated as of December 20, 2024 (this “Amendment”), is made between Comenity Capital Asset Securitization Trust, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) under the Master Indenture, dated as of June 17, 2022, between the Issuer and the Indenture Trustee, as amended, restated or otherwise modified from time to time (the “Master Indenture”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Master Indenture, as supplemented by that certain Series 2023-VFN1 Indenture Supplement, dated as of September 29, 2023, between the Issuer and the Indenture Trustee (as amended, restated or otherwise modified from time to time, the “Indenture Supplement”).

Background

A.    The parties hereto have entered into the Master Indenture and the Indenture Supplement.

B.    The parties hereto wish to amend the Indenture Supplement as set forth in this Amendment.

Agreement

1.    Amendment of the Indenture Supplement.

(a)    Section 2.1 of the Indenture Supplement is hereby amended by inserting the following definitions therein in appropriate alphabetical order:

“Investor Interchange Allocation Percentage” means, with respect to any Monthly Period, the Allocation Percentage for such Monthly Period with respect to Finance Charge Receivables (or, if a Reset Date occurs during such Monthly Period, the average such Allocation Percentage for such Monthly Period determined as the quotient of the summation of the Allocation Percentages with respect to Finance Charge Receivables for all days during such Monthly Period, divided by the number of days in such Monthly Period).

    “Investor Interchange Amount” means, with respect to any Monthly Period, an amount equal to the product of (a) the amount of Interchange attributed to the Accounts for such Monthly Period pursuant to Section 5.1(l) of the

Amendment to Series 2023-VFN1 Indenture Supplement

Receivables Purchase Agreement and (b) the Investor Interchange Allocation Percentage for such Monthly Period.

“Investor Merchant Fee Allocation Percentage” means, with respect to any Monthly Period, the Allocation Percentage for such Monthly Period with respect to Finance Charge Receivables (or, if a Reset Date occurs during such Monthly Period, the average such Allocation Percentage for such Monthly Period determined as the quotient of the summation of the Allocation Percentages with respect to Finance Charge Receivables for all days during such Monthly Period, divided by the number of days in such Monthly Period).

“Investor Merchant Fee Amount” means, with respect to any Monthly Period, an amount equal to the product of (a) the amount of Merchant Discount Fees attributed to the Accounts for such Monthly Period pursuant to Section 5.1(l) of the Receivables Purchase Agreement and (b) the Investor Merchant Fee Allocation Percentage for such Monthly Period.

(b)    Section 5.1 of the Indenture Supplement is hereby amended by inserting as new subsections (d) and (e) the following:

(d)    Allocations of Interchange. Notwithstanding anything to the contrary in Section 5.1(b) of this Indenture Supplement or in the Indenture, Interchange for each Monthly Period equal to the Investor Interchange Amount shall be allocated to the Series 2023-VFN1 Noteholders, and shall be deposited into the Finance Charge Account not later 12:00 noon, New York City time, on the Transfer Date following the related Monthly Period.

(e)    Allocations of Merchant Discount Fees. Notwithstanding anything to the contrary in Section 5.1(b) of this Indenture Supplement or in the Indenture, Merchant Discount Fees for each Monthly Period equal to the Investor Merchant Fee Amount shall be allocated to the Series 2023-VFN1 Noteholders, and shall be deposited into the Finance Charge Account not later 12:00 noon, New York City time, on the Transfer Date following the related Monthly Period.

(c)    Section 5.9(a) of the Indenture Supplement is hereby amended and restated in its entirety as follows:

The Indenture Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders, four Eligible Deposit Accounts (the “Finance Charge Account”, the “Principal Account”, the “Distribution Account”, and the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2023-VFN1 Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account, the Distribution Account, and the Reserve

Amendment to Series 2023-VFN1 Indenture Supplement

Account and in all proceeds thereof. The Finance Charge Account, the Principal Account, the Distribution Account, and the Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2023-VFN1 Noteholders. If at any time the Finance Charge Account, the Principal Account, the Distribution Account, or the Reserve Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agency Condition is satisfied), establish a new Finance Charge Account, a new Principal Account, a new Distribution Account, or a new Reserve Account, as applicable, meeting the conditions specified above, and shall transfer any cash or any investments to such new Finance Charge Account, new Principal Account, new Distribution Account, or new Reserve Account. The Indenture Trustee, at the written direction of the Servicer, shall make withdrawals from the Finance Charge Account, the Principal Account, the Distribution Account, and the Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement. Indenture Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account, the Distribution Account, and the Reserve Account.

2.    Binding Effect; Ratification.

(a)    This Amendment shall become effective, as of the date first set forth above (the “Effective Date”), when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    On and after the Effective Date, this Amendment shall be a part of the Indenture Supplement and each reference in the Indenture Supplement to “this Indenture Supplement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Indenture Supplement shall mean and be a reference to such Indenture Supplement as amended hereby.

(c)    Except as expressly amended hereby, the Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3.    Miscellaneous.

(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

Amendment to Series 2023-VFN1 Indenture Supplement

(c)    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic transmission. Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

(d)    Neither the Indenture Trustee nor the Owner Trustee shall be responsible for the validity or sufficiency of this Amendment, nor for the recitals contained herein.

(e)    It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, as the case may be, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Amendment and (e) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

[Signature Pages Follow]

Amendment to Series 2023-VFN1 Indenture Supplement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMENITY CAPITAL ASSET
SECURITIZATION TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Associate

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, not in its individual capacity, but
solely as Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

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